Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jesse Shefferman, Chief Executive Officer of Protara Therapeutics, Inc. (the “Company”), and Blaine Davis, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2021, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of March, 2022.

Date: March 9, 2022
/s/ Jesse Shefferman
Jesse Shefferman
Principal Executive Officer

Date: March 9, 2022
/s/ Blaine Davis
Blaine Davis
Chief Financial Officer
(Principal Financial and Accounting Officer)

“This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Protara Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.”